UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

PureCycle Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40234	86-2293091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Orange Avenue, Suite 106
Orlando, Florida		32801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 648-3565

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

PureCycle Technologies LLC (“PCT LLC”), a wholly owned subsidiary of PureCycle Technologies, Inc. (the “Company”) and The Procter and Gamble Company (“P&G”) are parties to an Amended and Restated Patent License Agreement effective July 28, 2020 (“License Agreement”).

Effective February 21, 2025, PCT LLC and P&G executed an amendment to the License Agreement (“Amendment No. 1”).

Pursuant to Amendment No. 1, the license claw back provisions of Section 4.14 of the License Agreement have been permanently waived with regard to plants located in North America. Additionally, the time in which plants must begin construction and commence sales in other regions to avoid a claw back of exclusivity has been extended as follows: plants in Europe and Asia must begin construction no later than December 31, 2027 and commence sales by December 31, 2030; plants in Greater China and Latin America must begin construction no later than December 31, 2032 and commence sales no later than December 31, 2035; and plants located in Africa must begin construction no later than December 31, 2037 and commence sales no later than December 31, 2040. The parties also agreed that the Company and PCT LLC will not be bound by existing tonnage limitations if these construction and sales deadlines are met for future facilities in other region.

In exchange, PCT LLC has agreed to permit certain parties under confidentiality obligations with the Company to provide limited consultation services to P&G and its designated partner on polyethylene dissolution recycling activities.

PCT LLC and P&G clarified certain other provisions in the License Agreement, including (1) defining a plant as a single site that may contain multiple purification lines, (2) clarifying that royalties will only apply to the pro rated amount of recycled polypropylene in the compounded products, and (3) permitting PCT LLC to assign the License Agreement and its obligations to the Company without P&G’s consent.

The foregoing summary of the Amendment is subject to, and qualified in their entirety by, the text of the Amendment, which is filed herewith as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit Number	Description of Exhibit
10.1	Amendment No. 1 to the Amended and Restated Patent License Agreement effective February 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	February 24, 2025	By:	/s/ Jaime Vasquez
Jaime Vasquez, Chief Financial Officer